                                                                     Exhibit 3.1

                            MEMORANDUM OF ASSOCIATION

                             THE COMPANIES ORDINANCE

                       A PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                     SCOPE FOOD MARKETING & TRADING LIMITED

1. The Company's name: SCOPE FOOD MARKETING & TRADING LIMITED

2. The objects for which the Company was formed are:

     (a) to engage in importing, exporting, marketing, trade, wholesale, packaging, transport, storage, delivery, manufacturing, raw materials, food stuffs and any and all kinds of products;

     (b) to lease ships, to transport goods and to insure them;

     (c)

     (d)

     (e) (not legible)

     (f) to loan moneys and to extend credit and to guarantee debts of said individuals, firms, or companies and upon the terms that the Company deems fit, and in particular to customers or other individuals that do business with the
Company, and to provide guarantees and to serve as guarantor to said individuals, firms or companies, and to receive from those to whom the company lends money or extends credit or guarantees on their behalf all sorts of security, as the Company deems fit; including, without derogating from the above
- mortgage, charge, variable or permanent lien on any asset of any kind, immovable and movables, and to release and/or waive any such securities, or to redeem them, upon terms as deemed fit by the Company;

     (g) to engage in all trading activities, importing, exporting, transport, supply, marketing, distribution, use, brokering and treatment of technical equipment or machines, devices, tools, accessories, containers, packaging, raw materials, consumables, products, merchandize, and material of any type and for any purpose;

     (h) to engage in research, investigation and development and exploitation of natural resources. To undertake research in connection therewith, and to hold, manage, finance, organize, contract with research institutes, laboratories and their branches;

     (i) to engage in transport and delivery and every kind of transportation and carriage;

     (j) to request, register, purchase or acquire in any way, or to acquire rights of use or inspection, to protect, to evaluate and to novelize in Israel and outside Israel, all kinds of patents, patent rights, inventors rights, licenses, defenses, concessions (hereafter "Patent Rights"), that, in the opinion of the Company, may provide it benefit, and to use Patent Rights, to work in accordance therewith, to exploit them in any way, and to enter into any agreement, and to do any action, in connection with Patent Rights, and to sell or transfer Patent Rights in any other way, and to grant licenses or other rights in connection with Patent Rights;

     (k) to engage in all inspections, scientific, technical, mechanical and other experiments and tests, including for the purpose of improving all inventions and Patent Rights to which the Company shall be entitled, or to use same, or acquire same, should it wish to do so;

     (l) to request, obtain, acquire, hold, exploit, sell and transfer worldwide, molds, manufacturing processes, knowledge, professional secrets, permits, licenses, concessions, leases, and any right or benefit of any kind that allow the Company to engage in the business that it is permitted to engage in;

     (m) to enter into contracts with any government or authority, whether central, local or municipal or other, worldwide, in a way that is beneficial to all or some of the goals of the Company and to obtain from any such government or authority any right or license or permission that the Company believes is useful or advantageous to its goals;

     (n) to take any action that the Company deems necessary to advertise its operations and activities, especially by advertising in newspapers and radio, by flyers, holding exhibitions and publishing pamphlets, and by giving prizes and grants;

     (o) to purchase or acquire in any way and to accept any business, whether in the current business or any other way, and any property, assets, goodwill, rights and obligations of any person or company if same would be beneficial to the Company or to advance any of the Company's goals in any way whatsoever;

     (p) to establish or to participate in the establishment or foundation of any company, for the purpose of acquiring or accepting upon itself, either in whole or in part, the property, rights and obligations of such company, and for any other purpose that, in the opinion of such company, may assist such company, either directly or indirectly, to advance any of such company's goals;

     (q) to combine or merge with any company;

     (r) to enter any partnership or any agreement for the distribution of profit, consolidate profits or cooperation with any person or company that is engaging or has the right to engage in any business that the Company is permitted to engage in;

     (s) to sell and transfer the factory of the Company either in whole or in part, for whatever consideration deemed fit by the Company, and especially for stocks bonds and other securities, to another Company, whose goals, either some or all, are similar to the goals of the Company;

     (t) to enter into any contract or agreement, and to sign any document, bill, contract and agreement, within the framework of the Company's goals;

     (u) to insure the Company, its property, its facilities, its factories and activities, in whole or in part, against all damage, loss, risk or responsibility;

     (v) to invest and do with the Company's monies, that are not immediately needed for its operations, as deemed fit by the Company from time to time;

     (w) to dispose of its assets, in whole or in part, either among its members, so long as such distribution shall not lead to a reduction of the
Company's capital in accordance with the provisions of the Companies Ordinance;

     (x) to engage in, for the purpose of attaining each of the goals described herein, worldwide, and in any country in the world, any action permitted hereby
- in accordance with the law and this memorandum - and to do the same in Israel, to accept upon itself to engage in any commerce or business, that in the opinion of the Company serves to promote any matter that is within any of the Company's goals.

     (y) to do all the acts and things specified in the Second Schedule to the
Companies Ordinance and to exercise all or some of the powers specified in the
Second Schedule to the Companies Ordinance, and it is hereby declared that any object or permission to act added to the Second Schedule to the Companies
Ordinance by any amendment or addition thereto or otherwise - shall be deemed to have been expressly added to and included in this memorandum; however, any object deleted from the Second Schedule to the Companies Ordinance by amendment, deletion or otherwise - shall not be deemed to have been deleted from this memorandum and shall continue to be included herein, unless the object is prohibited at such time by the law prevailing in the State of Israel;

     (z) to do all or some of the above, either in Israel or outside of Israel world-wide, either as owners or agents, contractors, trustees or in any other way, either alone or with others, agents, contractors or trustees or others;

     (aa) It is hereby agreed that in this memorandum the following terms, whether they appear in this memorandum or in the Second Schedule to the
Companies, shall have the following meanings: Person or Man - includes a corporation; Corporation, including where such term does not refer to this
Company - cooperative society, other society, governmental body, public body, or legal body, partnership or group of persons, whether incorporated or not; Land -
includes all rights in or related to land, whether registerable or not, and including buildings and plantations, and anything else connected to land;

     (bb) It is hereby agreed and declared, the save for such instances that are mentioned specifically in this memorandum of organization, each goal and permitted activity mentioned in this sub-article, including the provisions of sub-article (y) hereof - all of the provisions of the Second Schedule to the
Companies Ordinance - are main goals and not dependant on one another, and shall not be restricted or limited in any way, by inference from any other provision or any other provision of the Second Schedule to the Companies Ordinance.

3. The members' liability is limited.

4. The Company's share capital is 100,000 Lirot (100,000 Lirot) and is comprised of 100,000 ordinary shares of 1 Lirot each.

5. We the persons whose names and addresses appear below, wish to be incorporated as a company in accordance with this memorandum of association and we agree to take the number of shares in the Company's capital as recorded alongside our names respectively.

Subscribers' Names                                           No. of Shares Taken by
Each Signature              Description and Address                Subscriber
-----------------------------------------------------------------------------------

Menachem Matok       Manager, Herzog 29, Givatayim             300 ordinary shares
(Signed)
ID 4911164

Aaron Shashu         Manager, Hanasi 167, Herzliah Pituach     300 ordinary shares
(Signed)
ID 7351491

Shmuel Shiloh        Manager                                   300 ordinary shares
(Signed)
ID 5129231           Jabotinsky 60, Givatayim

This 11th day of April 1980

/s/ M. Shiloh, Adv.
-------------------------------------
Witness to Signatures